Exhibit 10.1

AMENDMENT
TO
AKOUSTIS TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

This Amendment (“Amendment”) to the Akoustis Technologies, Inc. Employee Stock Purchase Plan (the “Existing Plan”; as amended hereby, the “Plan”) of Akoustis Technologies, Inc., a Delaware corporation (the “Company”), is adopted by the Company’s Board of Directors (the “Board”) as of August 31, 2023, subject to approval by the Company’s stockholders (the “Stockholders”).

Statement of Purpose

The Existing Plan was originally approved by the Board on August 24, 2018, and by the Stockholders on November 1, 2018, upon which date it became effective. Under Section 19.9 of the Existing Plan, the Board may amend the Existing Plan at any time, contingent on the approval of the Stockholders if Stockholder approval is required by applicable law. The Board has determined that it is in the best interests of the Company to amend the Existing Plan to increase the number of shares authorized for issuance.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to the approval of the Stockholders:

1. Capitalized Terms. All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Existing Plan.

2. Amendment to Existing Plan.

Section 13.1 “Number of Shares:” is hereby deleted in its entirety and replaced with the following:

13.1 Number of Shares. A total of 1,000,000 shares of Common Stock have been reserved as authorized for the grant of options under this Plan. The shares of Common Stock may be newly issued shares, treasury shares, or shares acquired on the open market. If an option under this Plan expires or is terminated unexercised for any reason, the shares as to which such option so expired or terminated again may be made subject to an option under this Plan.

3. Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

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Effective this 31st day of August 2023, subject to Stockholder approval.